UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 10 2016

FORCE PROTECTION VIDEO EQUIPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

140 Iowa Lane, Suite 101 Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

ENTRY INTO A DEFINITIVE AGREEMENT

On November 9, 2016, we entered into three (3) new agreements with RDW Capital, LLC. The first one was a new $105,000 8% Convertible Promisorry Note which is due November 13, 2016. The terms of the conversion in this Note are identical to the previous notes entered into with RDW and we received net proceeds of 82,500 on May 13, 2106. We also entered into an additional Registration Rights Agreement with RDW and a Securities Purchase Agreement with RDW. The Agreements call for a Subscription Amount of Notes of $350,000. The purchases will occur in four (4) tranches (each a “Tranche”), with the first Tranche of $100,000 already being paid on May 13, 2016. The second Trance will be $50,000 and will occur on May 20, 2016. The third Trance will be in the amount of $100,000 and will occur on June 13, 2016. The fourth Trance will occur on July 13, 2106 and be for $1000,000. The terms of these Agreements are similar to the ones previously entered into with RDW.

The foregoing descriptions of the Note, Securities Purchase Agreement and Registration Rights Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01

EXHIBITS

Exhibit Number

Description

10.1

Form of  Note.

10.2

Form of  Securities Purchase Agreement

10.3

Form of  Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Force Protection Video Equipment Corp.

(Registrant)

By: /s/Paul Feldman
President

Dated: May 18, 2016